UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Instructure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6330 South 3000 East, Suite 700 Salt Lake City, UT		84121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Increase in Base Salary

On January 26, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Instructure, Inc. (“Instructure”) approved the following annual base salary increases for the following named executive officers of Instructure, effective February 26, 2017:

Name	2016 Base Salary	2017 Base Salary
Steven B. Kaminsky	$276,000	$296,000
Mathew A. Kaminer	$248,000	$258,000

2016 Performance Bonuses

On January 26, 2017, the Committee reviewed the achievement of company and individual performance goals. The 2016 annual performance bonus for Steven B. Kaminsky, Instructure’s Chief Financial Officer, was based upon the achievement of company performance goals and individual performance goals. Instructure’s performance goals related to business and financial performance and customer happiness. The individual performance goals consisted of a subjective assessment of Mr. Kaminsky’s individual contributions to Instructure. The Committee determined that Mr. Kaminsky and the company had achieved 94.7% of the company and individual performance goals. As a result, Mr. Kaminsky was awarded 94.7% of his target performance bonus, for a bonus amount equal to $130,686 to be paid in 2017.

The 2016 annual performance bonus for Matthew A. Kaminer, Instructure’s General Counsel and Secretary, was based upon the achievement of company performance goals and individual performance goals. The company performance goals related to business and financial performance and customer growth and happiness. The individual performance goals consisted of a subjective assessment of Mr. Kaminer’s individual contributions to Instructure. The Committee determined that Mr. Kaminer and the company had achieved 94.7% of the company and individual performance goals. As a result, Mr. Kaminer was awarded 94.7% of his target performance bonus, for a bonus amount equal to $82,200 to be paid in 2017.

Joshua L. Coates, Instructure’s Chief Executive Officer, waived his right to receive any performance bonus.

2017 Performance Bonuses

The Committee has also approved target bonus percentages for 2017 for each of Mr. Kaminsky and Mr. Kaminer. Mr. Kaminsky’s annual performance bonus percentage will remain 50% of his base salary and the bonus determination will again be based upon the achievement of company performance goals and individual performance goals. Mr. Kaminer’s annual performance bonus percentage will remain 35% of his base salary and the bonus determination will again be based upon the achievement of company performance goals and individual performance goals.  The company performance goals for 2017 relate to business and financial performance and customer happiness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: January 27, 2017
By:
Matthew A. Kaminer
Senior Vice President, General Counsel